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                                                                   EXHIBIT 10.17

                             SECOND AMENDMENT TO THE
               ST. JOE COMPANY DEFERRED CAPITAL ACCUMULATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

Pursuant to Section 9.1 of The St. Joe Company Deferred Capital Accumulation Plan (As Amended and Restated Effective January 1, 2002) (hereinafter the "Plan"), said Plan is hereby amended effective as of September 8, 2005, as follows:

1. Article VI of the Plan is amended by the addition of Section 6.4 to read as follows:

      "6.4  DISTRIBUTION TO ADVANTIS PARTICIPANTS

            Notwithstanding any other provision of the Plan to the contrary, the sale of Advantis Real Estate Services Company ("Advantis") constitutes a Change of Control as defined in Internal Revenue Service Notice 2005-1 and a separation from service with respect to Participants who are employed by Advantis on September 8, 2005, and the value of each such Participant's vested Account shall be distributed to each such Participant in accordance with such Participant's last distribution election in effect under the Plan prior to September 8, 2005 or, in the absence of such election, as a single lump sum amount."

IN WITNESS WHEREOF, The St. Joe Company has caused this Amendment to be executed, effective as of the date first set forth above, by its duly authorized officer.

                                        THE ST. JOE COMPANY


Dated:     November 2, 2005             By:       /s/ Rachelle Gottlieb
       ---------------------------           ----------------------------------
                                                 Rachelle Gottlieb
                                                 Vice President, Human Resources